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                                                                  Exhibit 10.1.2
                            MEMORANDUM OF AGREEMENT

                    REGARDING RIGHTS OF AN ACQUIRER OF IIMAK


       THIS MEMORANDUM OF AGREEMENT is made as of June 19, 1997 by and between
                                                      ----
FUJICOPIAN CO., LTD. (hereinafter referred to as "Fuji") and INTERNATIONAL IMAGING MATERIALS, INC. (hereinafter referred to as "IIMAK") with regard to that certain Agreement dated as of September 18, 1996 between Fuji and IIMAK (the "Agreement").



                                  WITNESSETH:


       WHEREAS, IIMAK and Fuji wish to record a further understanding relating to the applicability of the Agreement in the event of acquisition, merger, or business combination between IIMAK and a third party or parties;



       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto for themselves and their respective successors and assigns do mutually agree as follows:



  1. In the event that during the term of the Agreement IIMAK is acquired by, merged with, or enters into a business combination with another entity or otherwise becomes an affiliate of another entity (a "Transaction") which entity, prior to the Transaction, engages in the manufacture or distribution of (1) thermal carbon copy, (2) thermal carbon paper and thermal ribbon and/or (3) thermal color paper and thermal color ribbon (collectively, "thermal transfer products") or manufactures or distributes thermal transfer printers or similar devices, (1) IIMAK may conduct business with such entity after a Transaction to the same extent it may now conduct business with such entity and (2) the Agreement will not apply to any such entity or thermal transfer products manufactured or distributed by any such entity (i) to the extent that the
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     respective rights and obligations of Fuji and IIMAK under the Agreement remain unaltered and IIMAK continues to perform its obligations under the Agreement, and (ii) except to the extent that such entity manufactures and distributes products utilizing Licensed Technology disclosed to such entity by IIMAK, such disclosure subject to the relevant provisions of the Agreement.


  2. Terms defined in the Agreement shall have the same meaning herein as they are assigned in the Agreement.


       IN WITNESS WHEREOF, the parties have caused this Memorandum of Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.



                                        FUJICOPIAN CO., LTD.



                                        By: /s/ Taro Akashiro
                                            -----------------------------
                                                Taro Akashiro, President



                                        INTERNATIONAL IMAGING MATERIALS,
                                        INC.


                                        By: /s/ John W. O'Leary
                                           -------------------------------
                                           John W. O'Leary, President
                                           and Chief Executive Officer